News Release

St. Paul Travelers Estimates Hurricane Jeanne Losses
SAINT PAUL, Minn.--Oct. 18, 2004--St. Paul Travelers (NYSE:STA) announced today that it estimates losses from Hurricane Jeanne to be approximately $93 million, after tax and reinsurance, attributable to the company's reportable business segments as follows:

-- Commercial, approximately $26 million;

-- Specialty, approximately $44 million; and

-- Personal, approximately $23 million.

These estimated losses are expected to reduce the company's diluted earnings per share for the third quarter of 2004 by approximately $0.13. Including the previously announced loss estimates from Hurricanes Charley, Frances and Ivan, the combined losses from all four hurricanes are expected to reduce the company's diluted earnings per share for the third quarter of 2004 by a total of approximately $0.58.

St. Paul Travelers is a leading provider of property casualty insurance and asset management services. For more information, visit www.stpaultravelers.com.

Forward-Looking Statements

Within the meaning of the Private Securities Litigation Reform Act of 1995, all statements in this press release other than statements of historical facts are "forward-looking statements" that may involve risks and uncertainties. Actual results of matters addressed in these forward-looking statements may differ substantially from those expressed or implied. For a discussion of factors that could cause actual results to differ, please see the comments under the heading 'Forward-Looking Statements' in the company's most recent quarterly report on Form 10-Q filed with the Securities and Exchange Commission.

CONTACT: St. Paul Travelers, Saint Paul
Media:
Shane Boyd, 651-310-3846
or
Institutional Investors:
Maria Olivo, 860-277-8330
Chuck Chamberlain, 860-954-3134
or
Individual Investors:
Marc Parr, 860-277-0779